Exhibit 99.1

Name and Address of Reporting Person(1)	Designated Reporter(1)	Statement for Month/Day/Year	Issuer Name, Ticker or Trading Symbol	Title and Amount of Security	Title of Derivative Securities and Title and Amount of Securities Underlying Derivative Securities	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership	Disclaims Pecuniary Interest
JPMP Master Fund Manager, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas - 40th Floor New York, NY 10020	J.P. Morgan Partners (BHCA), L.P.	May 17, 2004	Seattle Genetics, Inc. (“SGEN”)	See Table II Rows 1 and 6	See Table II Rows 1 and 6	I	See Explanatory Note 2 below	No
JPMP Capital Corp. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas – 40th Floor New York, NY 10020	J.P. Morgan Partners (BHCA), L.P.	May 17, 2004	Seattle Genetics, Inc. (“SGEN”)	See Table II	See Table II	I	See Explanatory Note 3 below	No
J.P. Morgan Chase & Co. 270 Park Avenue 35th Floor New York, NY 10017	J.P. Morgan Partners (BHCA), L.P.	May 17, 2004	Seattle Genetics, Inc. (“SGEN”)	See Table II	See Table II	I	See Explanatory Note 4 below	No
J.P. Morgan Partners, Global Investors, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas – 40th Floor New York, NY 10020	J.P. Morgan Partners (BHCA), L.P.	May 17, 2004	Seattle Genetics, Inc. (“SGEN”)	See Table II Rows 2 and 7	See Table II Rows 2 and 7	D	See Explanatory Note 5 below
J.P. Morgan Partners, Global Investors, (Cayman) L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas – 40th Floor New York, NY 10020	J.P. Morgan Partners (BHCA), L.P.	May 17, 2004	Seattle Genetics, Inc. (“SGEN”)	See Table II Rows 3 and 8	See Table II Rows 3 and 8	D	See Explanatory Note 6 below
J.P. Morgan Partners, Global Investors A, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas – 40th Floor New York, NY 10020	J.P. Morgan Partners (BHCA), L.P.	May 17, 2004	Seattle Genetics, Inc. (“SGEN”)	See Table II Rows 4 and 9	See Table II Rows 4 and 9	D	See Explanatory Note 7 below
J.P. Morgan Partners, Global Investors, L.P. (Cayman) II, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas – 40th Floor New York, NY 10020	J.P. Morgan Partners (BHCA), L.P.	May 17, 2004	Seattle Genetics, Inc. (“SGEN”)	See Table II Rows 5 and 10	See Table II Rows 5 and 10	D	See Explanatory Note 8 below
JPMP Global Investors, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas – 40th Floor New York, NY 10020	J.P. Morgan Partners (BHCA), L.P.	May 17, 2004	Seattle Genetics, Inc. (“SGEN”)	See Table II Rows 2-5 and 7-10	See Table II Rows 2-5 and 7-10	I	See Explanatory Note 9	No

Explanatory Note:

1)	The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so. Each of the Reporting Persons disclaims beneficial ownership of the Issuer’s securities to the extent it exceeds such Person’s pecuniary interest.

2)	The amounts shown in Table II in rows 1 and 6 represent the beneficial ownership of the Issuer’s equity securities by J.P. Morgan Partners (BHCA), L.P. (“JPM BHCA”), a portion of which may be deemed attributable to the Reporting Person because it is the sole general partner of JPM BHCA.

3)	The amounts shown in Table II represent the beneficial ownership of the Issuer’s equity securities by (a) JPM BHCA, and (b) J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., and J.P. Morgan Partners Global Investors (Cayman) II, L.P. (the “JPMP Global Entities”), a portion of which may be deemed attributable to the Reporting Person because it is (1) the general partner of JPMP Master Fund Manager, L.P. (“MF Manager”), the sole general partner of JPM BHCA and (2) the general partner of JPMP Global Investors, L.P. which is the general partner of each of the JPMP Global Entities. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA, MF Manager and each of the JPMP Global Entities. The Reporting Person disclaims beneficial ownership in the securities to the extent it exceeds its pecuniary interest therein.

4)	The amounts shown in Table II represent the beneficial ownership of the Issuer’s equity securities by JPM BHCA and the JPMP Global Entities, a portion of which may be deemed attributable to the Reporting Person because it is the sole stockholder of JPMP Capital Corp. and of Chatham Ventures, Inc., the limited partner of JPM BHCA. The actual pro rata portion of such beneficial ownership that may be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA, MF Manager and the each of the JPMP Global Entities. The Reporting Person disclaims beneficial ownership in the securities to the extent it exceeds its pecuniary interest therein.

5)	The amount shown represents the beneficial ownership of the Issuer’s equity securities by J.P. Morgan Partners Global Investors, L.P.

6)	The amount shown represents the beneficial ownership of the Issuer’s equity securities by J.P. Morgan Partners Global Investors (Cayman), L.P.

7)	The amount shown represents the beneficial ownership of the Issuer’s equity securities by J.P. Morgan Partners Global Investors A, L.P.

8)	The amount shown represents the beneficial ownership of the Issuer’s equity securities by J.P. Morgan Partners Global Investors (Cayman) II, L.P.

9)	The amounts shown in Table II in rows 2-5 and 7-10 represent the beneficial ownership of the Issuer’s equity securities by the JPMP Global Entities. The Reporting Person is the general partner of each of the JPMP Global Entities.